Exhibit 99.1
Luminar Provides Q3 2021 Business Update and Financials
Spotlighting New Commercial Wins and Strategic Partners; Securing Supply Chain;
Accelerating Software Development

Orlando, Fla. — Nov. 11, 2021 — Luminar Technologies, Inc. (NASDAQ: LAZR), the global leader in automotive lidar hardware and software technology, today announced its quarterly business update and financial results for the third quarter of 2021, ended September 30, 2021. Building on Luminar’s commercial momentum, this week the company announced that NVIDIA has selected Luminar1 for its autonomous vehicle platform known as NVIDIA DRIVE Hyperion, which is available now for 2024 vehicle models.

“This quarter was one to remember with the debut of our Proactive Safety software, new top vehicle integration partnerships, two trucking wins, closing the acquisition of a key supplier, world-class leadership additions, and the culmination of our platform win with NVIDIA,” said Austin Russell, Luminar Founder and CEO. “At the same time, we’ve been meeting or beating all five of our company-level milestones we outlined towards the beginning of the year through relentless execution and commercial success. We look forward to powering the safest production vehicles on the road and enabling the first truly autonomous capabilities.”

Today, Luminar released a video update regarding the path to series production of its Iris sensor. The video can be viewed at: www.luminartech.com/path.

Major 2021 Milestones and Q3 Company Highlights:
Today, Luminar reported progress against its five key 2021 milestones.
1.Iris Industrialization for Series Production: Product development and tooling are both predominantly complete, and Luminar is entering the C-phase of its product lifecycle. Luminar continues to work closely with its manufacturing partners Celestica and Fabrinet and has successfully secured next year’s supply chain.
2.Software & Product Development: In Q3, Luminar debuted its Proactive Safety™ functionality, which is enabled by its Sentinel software, at IAA Mobility2. The company has successfully developed its alpha version of the full-stack Sentinel solution, and demonstrated both advanced automatic emergency braking and assisted highway driving capabilities. Luminar expects to unveil to the public its Sentinel alpha on Iris at the Consumer Electronics Show (CES) in January.
3.Commercial Programs & Customer Adoption: Luminar confirmed it achieved its goal of six major commercial wins this year, with the addition of NVIDIA and Polestar’s public disclosure. In Q3, Luminar’s technology was also selected by two of the leading autonomous trucking companies, Embark Trucks, Inc. and Kodiak Robotics, Inc. Additionally, Luminar announced new vehicle integration partnerships with two of the top automotive roof suppliers, Webasto and Inalfa, streamlining customer integration.
4.Forward-Looking Order Book: Luminar remains on-track for its goal of at least 60% year-over-year growth of its forward-looking order book in 2021 based on continued commercial acceleration of significant wins and volume opportunities.
5.Liquidity and Cash Position: Luminar remains on-track to achieve its target of ending the year with more cash on the balance sheet compared to year-end 2020.

Key Q3 2021 Financials:
After raising its revenue guidance the prior quarter, Luminar is maintaining its full-year 2021 guidance of $30 to $33 million. Key financial highlights for the quarter ended September 30, 2021:
•Revenue was $8.0 million, up 89% year-over-year and up 26% compared to the prior quarter.
•GAAP and Non-GAAP net loss: GAAP net loss was $51.3 million, or $(0.15) per share compared to a GAAP net loss of $37.5 million, or $(0.29) per share for the third quarter of 2020. Non-GAAP net loss was $36.0 million, or $(0.10) per share, compared to a non-GAAP net loss of $28.2 million, or $(0.22) per share, basic and diluted, for the third quarter of 2020.
•Cash, Cash Equivalents and Marketable Securities were $544.9 million as of September 30, 2021, compared to $485.7 million as of December 31, 2020. Cash spend (operating cash flow less capital expenditures) was $37.5 million in Q3 and $98.4 million year-to-date.

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1 https://www.luminartech.com/nvidia
2 https://www.luminartech.com/iaa2021/

Webcast Details
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.
What: Video Webcast featuring Quarterly Business Update, Q3 Financials and Live Q&A
Date: Today, November 11, 2021
Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the event will be available on Luminar’s Investor site at https://luminartech.com/quarterlyreview.
A replay of the webcast will be available following the presentation.

For additional information or to be added to our investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Luminar considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.
This presentation includes non-GAAP financial measures, including non-GAAP net loss, Free Cash Flow (“FCF”) and Order Book. Non-GAAP net loss is defined as GAAP net loss plus stock-based compensation expense, plus amortization of intangible assets, plus change in fair value of warrant liabilities, plus loss on extinguishment of debt, plus expenses related to registration statement on Form S-1 on behalf of selling stockholders, plus benefit from income taxes. FCF is defined as operating cash flow less capital expenditures.

Order Book is defined as the forward-looking cumulative sales estimates of Luminar’s hardware and software products over the lifetime of given programs which Luminar’s technology is integrated into or provided for, based primarily on projected/actual contractual pricing terms and good faith estimates of “take rates” of Luminar’s technology on vehicles. Such anticipated programs and volumes/take rates are based on commitments by our partners that are dependent on successful performance through development and validation and entering definitive purchase orders for series production, which may change for a variety of reasons as disclosed herein and other SEC filings, including, without limitation, the risks set forth in the “Forward-Looking Statements” section below. Customer production vehicle volume estimates (and take rates when applicable) are largely sourced from (i) the OEM/customer, (ii) IHS Markit or other third party estimates, and/or (iii) Luminar’s management good faith estimates.

Luminar defines a “major win” as a written agreement with a major industry player, including based on their past experience in high volume production, leadership in autonomy, or market leadership, that selects our technology for what is expected to be a significant commercial program, including OEM series production programs. We only include major commercial wins, disclosed or undisclosed, in our forward-looking order book calculation, which are subject to the risks set forth in the “Forward-Looking Statements” section below. Note, NVIDIA is a major commercial win because they publicly announced selection of our lidar as part of their Hyperion reference platform, which is expected to result in significant commercial programs. NVIDIA is a technology/platform provider and relevant written agreements would ultimately be made directly with the end user of NVIDIA’s Hyperion reference platform.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims”, “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the commercial implications of Luminar’s selection by NVIDIA to be part of its Hyperion platform and the extent to which this will lead to significant customer programs, the expected timing of entering into the C-phase for Luminar’s Iris sensor, the delivery timing of the full-stack Sentinel software and its expected functionality and safety benefits, that Luminar will succeed in achieving its commercial wins target in 2021, that Luminar will achieve its order book growth outlook, and that Luminar will meet its year-end cash position target. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements including the risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by Luminar on April 14, 2021, the registration statements on Form S-1 (Nos. 333-251657 and 333-257989) filed with the SEC and amendments thereto, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
About Luminar
Luminar Technologies, Inc. (Nasdaq: LAZR) is transforming automotive safety and autonomy by delivering lidar and associated software that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained over 50 industry partners, including a majority of the top global automotive OEMs. In 2020, Luminar signed the industry’s first production deal for autonomous consumer vehicles with Volvo Cars, which now expects to make Luminar’s technology part of the standard safety package on their next generation electric SUV. Additional customer wins include SAIC, Daimler Truck AG, Intel’s Mobileye, Pony.ai and Airbus UpNext. Founded in 2012, Luminar employs approximately 400 with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich. For more information, please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$129,323	$208,944
Restricted cash	725	775
Marketable securities	415,544	276,710
Accounts receivable	1,033	5,971
Inventories, net	7,871	3,613
Prepaid expenses and other current assets	23,883	4,797
Total current assets	578,379	500,810
Property and equipment, net	11,128	7,689
Operating lease right-of-use assets	10,165	—
Intangible assets, net	2,488	—
Goodwill	3,110	701
Other non-current assets	2,536	1,151
Total assets	$607,806	$510,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,682	$6,039
Accrued and other current liabilities	18,551	10,452
Operating lease liabilities	4,927	—
Debt, current	66	99
Total current liabilities	33,226	16,590
Warrant liabilities	27,753	343,400
Debt, non-current	177	302
Operating lease liabilities, non-current	6,639	—
Other non-current liabilities	911	1,318
Total liabilities	68,706	361,610
Stockholders’ equity:
Class A common stock	26	22
Class B common stock	10	11
Additional paid-in capital	1,287,558	733,175
Accumulated other comprehensive income	100	34
Accumulated deficit	(748,594)	(584,501)
Total stockholders’ equity	539,100	148,741
Total liabilities and stockholders’ equity	$607,806	$510,351

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$7,978	$4,223	$19,600	$11,519
Cost of sales	10,762	6,924	26,254	18,209
Gross loss	(2,784)	(2,701)	(6,654)	(6,690)
Operating expenses:
Research and development	25,890	10,152	59,813	28,268
Sales and marketing	5,868	2,332	12,010	5,407
General and administrative	35,603	6,611	65,113	16,116
Total operating expenses	67,361	19,095	136,936	49,791
Loss from operations	(70,145)	(21,796)	(143,590)	(56,481)
Other income (expense), net:
Change in fair value of warrant liabilities	17,072	(7,988)	(22,649)	(12,562)
Loss on extinguishment of debt	—	—	—	(866)
Interest expense and other	(374)	(1,076)	(860)	(2,097)
Interest income and other	843	(351)	1,744	(221)
Total other income (expense), net	17,541	(9,415)	(21,765)	(15,746)
Loss before benefit from income taxes	(52,604)	(31,211)	(165,355)	(72,227)
Benefit from income taxes	(1,264)	—	(1,262)	—
Net loss	$(51,340)	$(31,211)	$(164,093)	$(72,227)
Net loss attributable to common stockholders	$(51,340)	$(37,458)	$(164,093)	$(78,474)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.29)	$(0.48)	$(0.61)
Shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	352,122,485	130,601,660	341,858,435	129,643,774

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(164,093)	$(72,227)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,240	1,929
Noncash lease expense related to operating lease right-of-use assets	2,682	—
Change in fair value of warrants	22,649	12,562
Share-based compensation—vendor payments	2,744	—
Impairment of inventories	1,601	4,393
Loss on extinguishment of debt	—	866
Share-based compensation	49,904	4,710
Warranty related to sensors	1,239	—
Deferred taxes	(1,264)	—
Other	883	389
Changes in operating assets and liabilities:
Accounts receivable	5,748	723
Inventories	(6,658)	(3,206)
Prepaid expenses and other current assets	(16,971)	(3,571)
Other non-current assets	(88)	544
Accounts payable	3,330	2,462
Accrued and other current liabilities	5,893	2,885
Other non-current liabilities	(4,095)	(190)
Net cash used in operating activities	(94,256)	(47,731)
Cash flows from investing activities:
Cash received from acquisition of Optogration, Inc.	358	—
Purchases of marketable securities	(530,179)	(123,403)
Proceeds from maturities of marketable securities	306,907	8,465
Proceeds from sales of marketable securities	83,493	4,448
Purchases of property and equipment	(4,155)	(1,963)
Net cash used in investing activities	(143,576)	(112,453)
Cash flows from financing activities:
Proceeds from issuance of Series X convertible preferred stock	—	170,000
Issuance cost paid for Series X convertible preferred stock	—	(5,662)
Proceeds from the issuance of debt	—	31,910
Repayment of debt	(159)	(11,206)
Proceeds from exercise of warrants	153,927	—
Proceeds from exercise of stock options	4,738	—
Other financing activities	(345)	(1,238)
Net cash provided by financing activities	158,161	183,804
Net increase (decrease) in cash, cash equivalents and restricted cash	(79,671)	23,620
Beginning cash, cash equivalents and restricted cash	209,719	27,305
Ending cash, cash equivalents and restricted cash	$130,048	$50,925

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss attributable to common stockholders	$(51,340)	$(37,458)	$(164,093)	$(78,474)
Non-GAAP adjustments:
Stock-based compensation	33,520	1,297	49,887	4,710
Amortization of intangible assets	162	—	162	—
Expenses related to registration statement on Form S-1 on behalf of selling stockholders	—	—	1,982	—
Change in fair value of warrant liabilities	(17,072)	7,988	22,649	12,562
Loss on extinguishment of debt	—	—	—	866
Benefit from income taxes	(1,264)	—	(1,262)	—
Non-GAAP net loss attributable to common stockholders	$(35,994)	$(28,173)	$(90,675)	$(60,336)
GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.29)	$(0.48)	$(0.61)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.22)	$(0.27)	$(0.47)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	352,122,485	130,601,660	341,858,435	129,643,774
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	352,122,485	130,601,660	341,858,435	129,643,774

Contact Information
Media Relations:
Press@luminartech.com

Investor Relations:
Trey Campbell
trey.campbell@luminartech.com